Exhibit 10.3

LOAN EXTENSION AGREEMENT
(English Translation)

This is an agreement between the following parties:

Party A: Feng-ying Chang

Party B: Perfectenergy (Shanghai), Ltd.

The parties hereto enter into this agreement voluntarily, after friendly negotiations, to enable Party B to borrow money from Party A, as follows:

1.
To address Party B’s cash flow issue, Party A loaned Party B Two Million RMB on September 5, 2006, to be repaid on March 4, 2007. Per the business needs of Party B and mutual negotiations, the parties hereto agree to extend the repayment date to July 4, 2007.

2.	The parties hereto agree that interest is five percent per annum.

3.	Payment of interest: Party B will pay interest to Party A on a monthly basis pursuant to the above term.

4.	The parties hereto agree to resolve any disputes amicably.

5.	This agreement will be in two originals, with each party holding one. This agreement will be effective upon the parties’ signatures and stamps.

Party A: Feng-ying Chang	Party B: Perfectenergy (Shanghai), Ltd.

Signature:	Signature:

Stamp:	Stamp:

Date: 3-4-2007	Date: 3-4-2007